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                                                                   EXHIBIT 10.19

                               PROMISSORY NOTE
                               ---------------

$6,930,000.00                                                     April 29, 1994

        FOR VALUE RECEIVED, the undersigned, Pan American Financial, Inc. (the "Shareholders"), hereby unconditionally promise to pay to the order of the RESOLUTION TRUST CORPORATION in its corporate capacity (the "Corporation") on April 28, 1999 the principal sum of six million nine hundred thirty thousand Dollars ($6,930,000.00).

        The Shareholders further promise to pay interest on the aggregate principal amount balance outstanding hereunder (whether at stated maturity, by acceleration or otherwise) at the end of each calendar quarter and interest rate set forth in the Interim Capital Assistance Agreement of even date herewith (the "Interim Capital Assistance Agreement") between the Shareholders and the Corporation. Interest shall be payable in arrears upon any prepayment of principal hereof (to the extent accrued on the amount prepaid) and at maturity.

        Both principal and interest are payable in lawful money of the United States of America in immediately available funds to the Resolution Trust Corporation, at its main office at 801 17th Street, N.W., Washington, D.C. 20434, or such other place as the Corporation may designate in writing.

        This promissory note is referred to and is made pursuant to the terms and conditions set forth in the Interim Capital Assistance Agreement as supplemented, modified or amended. The Interim Capital Assistance Agreement provides, among other things, for required and optional prepayments, interest rates and acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Interim Capital Assistance Agreement.

        This promissory note is secured by a Stock Pledge Agreement in favor of the Corporation covering certain collateral more specifically described in the Interim Capital Assistance Agreement and is provided for in the Stock Pledge Agreement, and is entitled to the benefits thereof.


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      The Shareholders agree to pay all costs, including reasonable attorneys'
fees, incurred by the Corporation in enforcing payment hereof.

      THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA AND, TO THE EXTENT NOT INCONSISTENT THEREWITH, THE LAWS OF THE STATE OF CALIFORNIA.



Attest:                                 SHAREHOLDERS:
                                        Pan American Financial, Inc.


By: /s/ LAWRENCE J. GRILL               By: /s/ WILLIAM BRON
    ---------------------------             ---------------------------
Printed Name: Lawrence J. Grill         Printed Name: William (Guillermo) Bron
Title: President and Corporate          Title: Chairman of the Board
          Secretary


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